UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________________________________
FORM 8-K
________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2019
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ALTERYX, INC.
(Exact Name of the Registrant as Specified in Charter)
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Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive,	Suite 400,	Irvine,	California	92612
(Address of Principal Executive Offices)				(Zip Code)
(888) 836-4274
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2019, Alteryx, Inc. (the “Company”) announced the appointment of Scott Davidson as Chief Operating Officer of the Company, effective December 1, 2019.
Mr. Davidson, 54, previously served as Chief Financial Officer of Docker, Inc., from June 2019 to November 2019, and as Chief Operating Officer and Chief Financial Officer of Hortonworks, Inc., a data software company, from July 2017 to January 2019 and exclusively as Chief Financial Officer from April 2014 to July 2017. Prior to that, Mr. Davidson served as Chief Financial Officer of Quest Software Inc., a software company, from 2007 to 2012. Mr. Davidson holds a B.S. in finance from Florida Atlantic University and an M.B.A. from the University of Miami.
In connection with his appointment as Chief Operating Officer, pursuant to the terms of an offer letter, dated October 16, 2019, between Mr. Davidson and the Company (the “Offer Letter”), Mr. Davidson will receive an annual base salary of $435,000, a one-time $100,000 signing bonus, and will be eligible to participate in the Company’s Discretionary Bonus Plan and receive a discretionary annual bonus of 85% of his base salary. For the first year of Mr. Davidson’s employment, the Company will guarantee a bonus payment of $400,000 to occur in March 2021. Pursuant to the Offer Letter, Mr. Davidson will also be granted equity awards consisting of restricted stock units with a grant date value of $3,500,000 (the “RSU Award”) and non-qualified stock options with a grant date value of $3,500,000 (the “Option Award”). The RSU Award will be subject to a vesting term of three years with one-third of the total shares subject to the RSU Award vesting on the first anniversary of January 1, 2020 (the “Vesting Commencement Date”) and the balance of the award vesting in equal annual installments over the following two years. The Option Award will be subject to a vesting term of three years with one-third of the award vesting on the first anniversary of the Vesting Commencement Date and the balance of the aware vesting ratably each month thereafter.
There are no family relationships between Mr. Davidson and any director or executive officer of the Company, and Mr. Davidson has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Davidson will enter into the Company’s standard form of indemnity agreement and has entered into the Company’s standard form of severance and change in control agreement which are filed as Exhibits 10.1 and 10.10 to the Company’s Registration Statement on Form S-1 (file no. 333-216237) as filed with the Securities and Exchange Commission on February 24, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 3, 2019.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.
Date:	December 3, 2019	By:	/s/ Christopher M. Lal
		Name:	Christopher M. Lal
		Title:	Chief Legal Officer and Corporate Secretary